As Filed with the Securities and Exchange Commission on June 28, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ESSA PHARMA INC.

(Exact name of Registrant as specified in its charter)

British Columbia	Not Applicable
(Province or other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

Suite 720, 999 West Broadway

Vancouver, British Columbia V5Z 1K5

(778) 331-0962

(Address and telephone number of Registrants’ principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address (including zip code) and telephone number

(including area code) of agent for service)

Copies to:

Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Toronto, Ontario M5K 1J5 (416) 777-4700	Joseph A. Garcia, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street Vancouver, British Columbia V7X 1L3 (604) 631-3300

Approximate date of commencement of proposed sale of the securities to the public:

From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)			Amount of Registration Fee(4)
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units
Total	US$	100,000,000	(3)	US$	12,450	(5)

(1)	There are being registered hereunder such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units, or any combination thereof, as will have an aggregate initial offering price not to exceed US$100,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement. The securities registered also include such indeterminate amounts and numbers of common shares as may be issued upon exercise of warrants or pursuant to anti-dilution provisions of any such securities. Pursuant to Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of common shares of the registrant that may be issued from time to time to prevent dilutions as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II. C. of Form F-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed US$100,000,000 million.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)	Prior to the initial filing of this Registration Statement, $62,087,455 aggregate principal amount of securities remained registered and unsold pursuant to Registration Statement No. 333-208563, which was initially filed by the Registrant on December 15, 2015. Pursuant to Rule 457(p) under the Securities Act, $5,350 of the total filing fee of $12,450 required in connection with this Registration Statement is being offset against the $5,350 filing fee associated with the unsold securities registered under Registration Statement No. 333-208563.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 28, 2018

PROSPECTUS

ESSA PHARMA INC.

US$100,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

We may offer and issue from time to time common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units or any combination thereof up to an aggregate initial offering price of up to US$100,000,000 in one or more transactions under this shelf prospectus. The securities may be offered separately or together, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the prospectus supplement, together with the additional information which is incorporated by reference into this prospectus and the prospectus supplement.

Our common shares are listed on the TSX Venture Exchange (the “TSX-V”) under the symbol “EPI” and the Nasdaq Capital Market (the “Nasdaq”) under the symbol “EPIX.” On June 27, 2018, the closing price of our common shares was C$5.29 on the TSX-V and US$3.90 on the Nasdaq. Unless otherwise specified in an applicable prospectus supplement, our preferred shares, debt securities, warrants, subscription receipts and units will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our common shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of our securities, other than our common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation.

An investment in our securities involves a high degree of risk. Before purchasing any securities, you should carefully read the ‘‘Risk Factors’’ section beginning on page 3 of this prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of US$100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. See “Cautionary Statement Regarding Forward-Looking Statements.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

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In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to:

•	“ESSA,” the “Company,” “we,” “us” and “our” refer to ESSA Pharma Inc., either alone or together with our subsidiaries as the context requires.

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•	“FINRA” refers to the Financial Industry Regulatory Authority.

•	“Nasdaq” refers to the Nasdaq Capital Market.

•	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars. See “Exchange Rate Data.”

THE COMPANY

We are a preclinical stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of prostate cancer in patients whose disease is progressing despite treatment with current therapies, including abiraterone and enzalutamide.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report on Form 20-F and the other documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

Our registered and records office is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, Canada V7X 1L3. Our head office is located at Suite 720 - 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5.

We have one wholly-owned subsidiary, ESSA Pharmaceuticals Corp., existing under the laws of the State of Texas.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our common shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RECENT DEVELOPMENTS

On January 18, 2018, we received notification from the Nasdaq indicating that we had (i) demonstrated compliance with the minimum stockholders’ equity standard upon completion of a public offering in Canada and private placement in the United States (as further described below), and (ii) a further grace period of 180 calendar days, to July 16, 2018, had been granted to us in relation to regaining a minimum bid price of $1.00.

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On April 25, 2018, the Company completed a reverse stock split on a basis of one post-consolidation common share for every 20 pre-consolidation common shares. As a result, we issued a press release on May 10, 2018 that stated that we had received written confirmation from the Listing Qualifications Department of the Nasdaq notifying us that we had regained compliance with Nasdaq Listing Rule 5550(a)(2) as a result of maintaining a $1.00 minimum closing bid price for at least 10 consecutive trading days. Nasdaq has informed us that this matter is now closed. Unless otherwise stated, all common share amounts in this prospectus have been restated retrospectively to reflect the reverse stock split.

On January 16, 2018, Mr. Hugo Beekman of Omega Fund Management, LLC (“Omega”), was appointed to our board of directors pursuant to a nomination rights agreement between us and Omega. On May 30, 2018, Mr. Beekman resigned from our board of directors as a result of his departure from Omega. Omega has not yet appointed a replacement nominee.

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2017, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (and any prospectus supplement), including the documents incorporated by reference herein, includes certain statements that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation that may not be based on historical fact. These statements appear in a number of different places in this prospectus and can be identified by words such as “anticipates,” “estimates,” “projects,” “expects,” “intends,” “believes,” “plans,” “will,” “could,” “may,” or their negatives or other comparable words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. Examples of such forward-looking statements include, but not limited to:

•	the initiation, timing, cost, location, progress and success of, strategy and plans with respect to, our research and development programs (including research programs and related milestones with regards to next-generation drug candidates and compounds), preclinical studies and clinical trials;
•	the therapeutic benefits, properties, effectiveness, pharmacokinetic profile and safety of our potential future product candidates, including the expected benefits, properties, effectiveness, pharmacokinetic profile and safety of our next-generation Aniten compounds;
•	Dr. Frank Perabo’s departure from ESSA as Chief Medical Officer and continuing involvement with our business in an advisory capacity;
•	our ability to advance potential future product candidates through, and successfully complete, clinical trials;
•	our ability to achieve profitability;

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•	our ability to obtain funding for operations, including research funding, and the timing of potential sources of such funding;
•	the Cancer Prevention & Research Institute of Texas ("CPRIT") Grant and payments thereunder;
•	our use of proceeds from funding and financings;
•	our ability to recruit sufficient numbers of patients for future clinical trials, and the benefits expected therefrom;
•	the implementation of our business model and strategic plans, including strategic plans with respect to patent applications and strategic collaborations and partnerships;
•	our ability to identify, develop and commercialize product candidates;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our ability to protect our intellectual property and operate its business without infringing upon the intellectual property rights of others;
•	our expectations regarding federal, state, provincial and foreign regulatory requirements, including our plans with respect to anticipated regulatory filings;
•	whether we will receive, and the timing and costs of obtaining, regulatory approvals in the United States, Canada and other jurisdictions;
•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our potential future product candidates;
•	the rate and degree of market acceptance and clinical utility of our potential future product candidates, if any;
•	the timing of, and our ability and our collaborators’ ability, if any, to obtain and maintain regulatory approvals for our potential future product candidates;
•	our expectations regarding market risk, including interest rate changes and foreign currency fluctuations;
•	our ability to engage and retain the employees required to grow its business;
•	the compensation that is expected to be paid to our employees;
•	our future financial performance and projected expenditures;
•	developments relating to our competitors and its industry, including the success of competing therapies that are or may become available; and
•	estimates of our financial condition, expenses, future revenue, capital requirements and our needs for additional financing and potential sources of capital and funding.

Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements. In making the forward-looking statements included in this prospectus, we have made various material assumptions, including, but are not limited to:

•	our ability to identify a product candidate or product candidates;
•	our ability to obtain regulatory and other approvals to commence a clinical trial involving future product candidates;
•	our ability to obtain positive results of our research and development activities, including clinical trials;
•	our ability to obtain required regulatory approvals;
•	our ability to successfully out-license or sell its future products, if any, and in-license and develop new products;

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•	favorable general business and economic conditions;
•	the availability of financing on reasonable terms;
•	our ability to attract and retain skilled staff;
•	market competition;
•	the products and technology offered by our competitors;
•	our ability to protect patents and proprietary rights; and
•	our ability to repay debt.

In evaluating forward-looking statements, current and prospective shareholders should specifically consider various factors, including the risks outlined herein and in documents incorporated by reference herein, under the heading “Risk Factors.” Investors should also consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended September 30, 2017, which is incorporated in this prospectus by reference, as updated by the Company’s subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement filed relating to a specific offering or sale. Some of these risks and assumptions include, among others:

•	uncertainty as to our ability to raise additional funding;
•	our ability to continue as a going concern;
•	our incurrence of significant losses in every quarter since its inception and anticipation that it will continue to incur significant losses in the future;
•	risks related to raising additional capital, which may include dilution to our existing shareholders, restrictions on our operations or requirements to relinquish rights to our technologies or any future product candidates;
•	our limited operating history;
•	risks related to our ability to comply with the CPRIT Grant Agreement between the CPRIT and us, dated July 9, 2014;
•	uncertainty as to our ability to generate sufficient cash to service its indebtedness, which currently consists of its capital term loan facility with Silicon Valley Bank;
•	risks related to the continued listing of the common shares on the Nasdaq;
•	our ability to identify a product candidate through preclinical studies;
•	our future success is dependent primarily on identification through preclinical studies, regulatory approval and commercialization of a single product candidate;
•	risks related to our ability to continue to license its product candidates or technology from third parties;
•	uncertainty related to our ability to obtain required regulatory approvals for our proposed products;
•	our ability to successfully develop potential future product candidates in a timely manner;
•	our ability to successfully commercialize future product candidates;
•	the possibility that our potential future product candidates may have undesirable side effects;
•	risks related to clinical drug development;
•	risks related to our ability to conduct a clinical trial or submit a future New Drug Application/New Drug Submission or Investigational New Drug/Clinical Trial Application;
•	risks related to our ability to enroll subjects in clinical trials;
•	risks that the U.S. Food and Drug Administration may not accept data from trials conducted in such locations outside the United States;
•	risks related to our ongoing obligations and continued regulatory review;
•	risks related to potential administrative or judicial sanctions;
•	the risk of increased costs associated with prolonged, delayed or terminated clinical trials;

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•	risks related to our failure to obtain regulatory approval in international jurisdictions;
•	risks related to recently enacted and future legislation in the United States that may increase the difficulty and cost for us to obtain marketing approval of, and commercialize, its potential future products and affect the prices we may obtain;
•	risks related to new legislation, new regulatory requirements and the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare;
•	the risk that third parties may not carry out their contractual duties;
•	the possibility that our relationships with contract research organizations may terminate;
•	risks related to our lack of experience manufacturing product candidates on a large clinical or commercial scale and its lack of manufacturing facility;
•	our reliance on proprietary technology;
•	we may not be able to protect our intellectual property rights throughout the world;
•	claims by third parties asserting that we, or our employees have misappropriated their intellectual property, or claiming ownership of what we regard as our intellectual property;
•	risks related to our ability to comply with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies;
•	third-party coverage and reimbursement and health care cost containment initiatives and treatment guidelines may constrain our future revenues;
•	risks related to our ability to attract and maintain highly-qualified personnel;
•	risks related to potential conflicts of interest between us and our directors and officers;
•	competition from other biotechnology and pharmaceutical companies;
•	risks related to movements in foreign currency exchange rates;
•	risks related to our ability to convince public payors and hospitals to include our potential future products on their approved formulary lists;
•	risks related to our ability to establish an effective sales force and marketing infrastructure, or enter into acceptable third-party sales and marketing or licensing arrangements;
•	risks related to our ability to manage growth;
•	risks related to our ability to achieve or maintain expected levels of market acceptance for its products;
•	risks related to our ability to realize benefits from acquired businesses or products or form strategic alliances in the future;
•	risks related to collaborations with third parties;
•	risks that employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability us and harm our reputation;
•	risks related to product liability lawsuits;
•	risks related to computer system failures;
•	business disruptions that could seriously harm our future revenues and financial condition and increase our costs and expenses;
•	compulsory licensing and/or generic competition;
•	risks related to our dependence on the use of information technologies;
•	risks related to the increased costs and effort as a result of us being a public company;
•	risks inherent in foreign operations;
•	laws and regulations governing international operations may preclude us from developing, manufacturing and selling certain product candidates outside of the United States and Canada and require us to develop and implement costly compliance programs;
•	risks related to laws that govern fraud and abuse and patients’ rights;
•	risks related to our ability to comply with environmental, health and safety laws and regulations;

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•	risks related to the different disclosure obligations for a U.S. domestic reporting company and a foreign private issuer such as us;
•	risks relating to our ability to maintain our status as a foreign private issuer in the future;
•	the risk that we could become a “passive foreign investment company;”
•	risks related to our status as an emerging growth company;
•	risks related to United States investors’ ability to effect service of process or enforcement of actions against us;
•	risks related to our dividend policy;
•	risks associated with future sales of our securities;
•	risks related to our ability to implement and maintain effective internal controls;
•	risks related to our ability to maintain an active trading market for our common shares;
•	share price volatility associated with our thinly traded common shares;
•	risks related to market price and trading volume volatility; and
•	risks related to analyst coverage.

If one or more of these risks or uncertainties or a risk that is not currently known to us materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from those expressed or implied by forward-looking statements. The forward-looking statements represent our views as of the date of this prospectus. While we may elect to update these forward-looking statements in the future, we have no current intention to do so except as to the extent required by applicable securities law. Investors are cautioned that forward-looking statements are not guarantees of future performance and are inherently uncertain. Accordingly, investors are cautioned not to put undue reliance on forward-looking statements. We advise you that these cautionary remarks expressly qualify in their entirely all forward-looking statements attributable to us or persons acting on our behalf.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

Unless indicated otherwise, financial information in this prospectus, including the documents incorporated by reference herein, has been prepared in accordance with International Financial Reporting Standards, which differs in some significant respects from generally accepted accounting principles in the United States, or U.S. GAAP, and thus this financial information may not be comparable to the financial statements of U.S. companies.

We use the United States dollar as our reporting currency. The following table sets forth for each period indicated: (1) the low and high exchange rates during such period; (2) the exchange rates in effect at the end of the period; and (3) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada. The average exchange rate is calculated on the last business day of each month for the applicable period.

	Year Ended September 30,
	2015	2016	2017
Low	0.7455	0.6854	0.7276
High	0.8980	0.7972	0.8245
Period End	0.7466	0.7624	0.8013
Average	0.8136	0.7565	0.7626

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The following table sets forth, for each of the last six months, the low and high exchange rates and the closing exchange rate at the end of the month for Canadian dollars expressed in United States dollars, as quoted by the Bank of Canada:

	Last Six Months
	December	January	February	March	April	May
Low	0.7760	0.7978	0.7807	0.7641	0.7747	0.7680
High	0.7971	0.8135	0.8138	0.7794	0.7967	0.7828
End of Month	0.7971	0.8135	0.7807	0.7756	0.7791	0.7723

On June 27, 2018, the exchange rate was C$1.00=US$0.7515

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intends to use the net proceeds from the sale of our securities for general corporate purposes, including funding research and development, preclinical and clinical expenses, and corporate costs.

By the nature of its business as a preclinical pharmaceutical company, we had negative operating cash flow for its most recent interim financial period and financial year. To the extent we have negative cash flows in future periods, we may use a portion of our general working capital to fund such negative cash flow. See “Risk Factors.”

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report on Form 20-F for the year ended September 30, 2017, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units, or any combination thereof, up to an aggregate initial offering price of up to US$100,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The common shares are listed on the TSX-V (trading symbol: EPI) and the Nasdaq (trading symbol: EPIX). The following tables sets forth, for the periods indicated, the high and low trading prices of the common shares as reported on the TSX-V and the Nasdaq prior to the filing of this prospectus.

TSX-V

For the month ended	High (C$)(1)	Low (C$)(1)
December 2017	6.80	4.40
January 2018	6.20	5.00
February 2018	6.20	4.70
March 2018	6.00	4.10
April 2018	5.55	3.01
May 2018	7.15	4.00
June 2018(2)	5.98	4.07

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Notes:

(1)	Reflects a 20-for-1 reverse stock split that occurred on April 25, 2018.

(2)	From June 1, 2018 to June 27, 2018, the last trading day prior to the date of this prospectus.

Nasdaq

For the month ended	High (US$)(1)	Low (US$)(1)
December 2017	5.20	3.00
January 2018	5.00	4.00
February 2018	5.04	3.60
March 2018	5.00	2.67
April 2018	5.10	2.00
May 2018	5.83	3.02
June 2018(2)	4.69	3.45

Notes:

(1)	Reflects a 20-for-1 reverse stock split that occurred on April 25, 2018.

(2)	From June 1, 2018 to June 27, 2018, the last trading day prior to the date of this prospectus.

TSX-V

For the quarter ended	High (C$)	Low (C$)
December 31, 2017	9.00	4.40
March 31, 2018	6.20	4.10

Nasdaq

For the quarter ended	High (US$)	Low (US$)
December 31, 2017	9.80	3.00
March 31, 2018	5.04	2.67

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As of September 30, 2017, the date of the most recent audited balance sheet included in our financial statements, there were 1,455,098 common shares issued and outstanding, 185,876 common shares issuable upon exercise of outstanding stock options and 2,663,938 common shares issuable upon exercise of warrants. As of June 27, 2018, there were 5,776,098 common shares issued and outstanding, 935,461 common shares issuable upon exercise of outstanding stock options and 2,663,938 common shares issuable upon exercise of warrants.

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Holders of common shares are entitled to receive notice of any meetings of our shareholders, and to attend and to cast one vote per common share at all such meetings. Holders of common shares are entitled to receive on a pro rata basis such dividends on the common shares, if any, as and when declared by our board of directors at its discretion, from funds legally available therefor, and, upon the liquidation, dissolution or winding up of the company, are entitled to receive on a pro rata basis the net assets of the company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with, the holders of common shares with respect to dividends or liquidation. The common shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Preferred Shares

We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

Transfer Agent and Registrar

The Canadian transfer agent and registrar for our common shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario. The U.S. transfer agent for our common shares is Computershare Trust Company, N.A. at its offices in Canton, MA, Jersey City, NJ, and Louisville, KY.

description of DEBT SECURITIES

In this description of debt securities section, “we,” “us,” “our,” or “ESSA” refer to ESSA Pharma Inc. but not to its subsidiaries.

This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the British Columbia Business Corporations Act. A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

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We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

•	whether the payment of the debt securities will be guaranteed by any other person;

•	the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

•	whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

•	whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

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•	whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

•	the denominations in which we will issue any registered debt securities, if other than denominations of $1,000 and any multiple of $l,000 and, if other than denominations of $5,000, the denominations in which any unregistered debt security shall be issuable;

•	whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

•	whether payments on the debt securities will be payable with reference to any index or formula;

•	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

•	the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

•	any changes or additions to events of default or covenants;

•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•	whether the holders of any series of debt securities have special rights if specified events occur;

•	any mandatory or optional redemption or sinking fund or analogous provisions;

•	the terms, if any, for any conversion or exchange of the debt securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

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We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

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So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

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Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•	issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•	register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

•	issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

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Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•	we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

•	the successor person (if not us) assumes all of our obligations under the debt securities and the indenture; and

•	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, all payments made by or on behalf of us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax, or Canadian Taxes, unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts, or the additional amounts, as may be necessary so that the net amount received by a holder of the debt securities after such withholding or deduction will not be less than the amount such holder of the debt securities would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders of the debt securities, other than excluded holders (as defined herein), that are exempt from withholding but required to pay tax under Part XIII of the Income Tax Act (Canada) (the “ITA”), directly on amounts otherwise subject to withholding); provided, however, that no additional amounts will be payable with respect to a payment made to a holder of the debt securities, or an excluded holder, in respect of the beneficial owner thereof:

•	with which we do not deal at arm’s length (for purposes of the ITA) at the time of the making of such payment;

•	which is subject to such Canadian Taxes by reason of the debt securities holder’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

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•	which is subject to such Canadian Taxes by reason of the debt securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the debt securities or the receipt of payments thereunder; or

•	which is subject to such Canadian Taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of the legal nature of such holder of the debt securities.

We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will pay all taxes, interest and other liabilities which arise by virtue of any failure of us to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. We will furnish to the holder of the debt securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us.

Whenever in the indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other payment under or with respect to a debt security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or could be payable in respect thereof.

The foregoing obligations shall survive any termination, defeasance or discharge of the indenture.

Tax Redemption

If and to the extent specified in the applicable prospectus supplement, the debt securities of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if (1) we determine that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable prospectus supplement if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series as described under “Additional Amounts” or (b) on or after a date specified in the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series and (2) in any such case, we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts were a payment in respect of the debt securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect.

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In the event that we elect to redeem the debt securities of such series pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem the debt securities of such series pursuant to their terms.

Provision of Financial Information

We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

•	within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F, Form 20-F or Form 10-K, as applicable, or any successor form; and

•	within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), as applicable, which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX-V, whether or not we have any of the debt securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of debt securities;

•	we fail to observe or perform any of the covenants described in the section “Merger, Amalgamation or Consolidation” for a period of 30 days;

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•	we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

•	a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to this prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of $5,000,000 and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated, or the accelerated indebtedness, and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such accelerated indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

•	the entire principal and interest and premium, if any, of the debt securities of the series; or

•	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

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If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•	the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the debt securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

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If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

•	an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for US federal income tax purposes as a result of a defeasance and will be subject to US federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•	an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

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•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of debt securities;

•	change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•	provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the forms of the debt securities;

•	appoint a successor trustee under the indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

•	cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

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Governing Law

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, in connection with the indenture, we will designate and appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any US federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of most of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

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We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the US federal securities laws.

Ratio of Earnings to Fixed Charges

Information regarding the ratio of earnings to fixed charges will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:

•	the title and number of subscription receipts;

•	the period during which and the price at which the subscription receipts will be offered;

•	the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;

•	the number of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt; and

•	whether the subscription receipts will be issued in fully registered or global form.

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Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of common shares, or equity warrants, or any warrants for the purchase of debt securities, or debt warrants. We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

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Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of equity warrants;

•	the price at which the equity warrants will be offered;

•	the currency or currencies in which the equity warrants will be offered;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

•	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

•	whether we will issue fractional shares;

•	whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

•	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

•	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

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•	whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	material US and Canadian federal income tax consequences of owning the equity warrants; and

•	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of debt warrants;

•	the price at which the debt warrants will be offered;

•	the currency or currencies in which the debt warrants will be offered;

•	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

•	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

•	the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of debt warrants that may be exercised at any one time;

•	whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

•	material US and Canadian federal income tax consequences of owning the debt warrants; and

•	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

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We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada acquiring, owning and disposing of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters or dealers, and also may sell securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries, or any other method pursuant to applicable law. Each prospectus supplement will set forth the terms of the offering or issue, including the name or names of any underwriters, agents or selling securityholders, the purchase price or prices of the securities, the proceeds to us from the sale of the securities and any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq, TSX-V or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

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Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act and applicable Canadian provincial securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of our securities, other than an “at-the-market distribution,” the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	12,450
FINRA fee	US$	15,500
Legal fees and expenses	US$	60,000
Accounting fees and expenses	US$	5,000
Printing fees and expenses	US$	20,000
Miscellaneous	US$	5,000
Total	US$	117,950

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

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We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended September 30, 2017;

•	our Report on Form 6-K, furnished to the Commission on February 6, 2018, with respect to our Canadian Material Change Report;

•	our Report on Form 6-K, furnished to the Commission on February 13, 2018, with respect to our condensed consolidated interim financial statements for the three months ended December 31, 2017, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	our Report on Form 6-K, furnished to the Commission on March 6, 2018, with respect to our Canadian Material Change Report;

•	our Report on Form 6-K, furnished to the Commission on May 8, 2018, with respect to our Canadian Material Change Report;

•	our Report on Form 6-K, dated May 14, 2015, and furnished to the Commission on May 15, 2018, with respect to our condensed consolidated interim financial statements for the six months ended March 31, 2018, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	our Report on Form 6-K, dated May 25, 2018, and furnished to the Commission on May 25, 2018, with respect to our Canadian Material Change Reports and Management Information Circular; and

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•	the description of our common shares contained in our registration statement on Form 20-F filed with the Commission on July 1, 2015, including any amendment or report filed for purposes of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at Suite 720 – 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5, by faxing a written request to 1-888-308-8974 or by calling 1-778-331-0962.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the Business Corporations Act (British Columbia). Many of our directors and officers are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of our securities who reside in the United States to effect service within the United States upon those director and officers who are not residents of the United States. It may also be difficult for holders of our securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or ‘‘blue sky’’ laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on its behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of U.S. law.

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EXPERTS

Our audited consolidated financial statements included in this prospectus have been audited by Davidson & Company LLP at its offices located at 1200 – 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, British Columbia, Canada V7Y 1G6, independent auditors, as stated in their report appearing therein.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia), a company may indemnify an individual who is or was a director or officer of the company; is or was a director or officer of another corporation, at a time when the corporation is or was an affiliate of the company, or at the request of the company; or at the request of the company, is or was, or holds or held a position equivalent to that of a, director or officer of a partnership, trust, joint venture or other unincorporated entity, and such individual heirs and personal or other legal representatives, against all costs, charges and expenses, including legal and other fees (but not including judgements, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by him or her in respect of any legal proceeding or investigative action, whether current, threatened, pending or completed, to which such individual is made a party by reason of his or her being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A company must not indemnify an individual in certain situations, including if the individual (i) did not act honestly and in good faith with a view to the best interests of the company or of an associated corporation and (ii) in any proceeding other than a civil proceeding, if the individual did not have reasonable grounds for believing that his or her conduct was lawful. Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

We may advance moneys to a director, officer or other individual for the costs, charges, and expenses of a proceeding referred to above so long as we first receives from the director, officer or other individual a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the individual will repay the amounts advanced.

We may purchase and maintain insurance for the benefit of an eligible party (as described above) or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the individual being or having been a director or officer of the Company, or holding or having held a position equivalent to that of a director or officer of the Company or an associated corporation.

Our articles provide that we will indemnify any individual who is or was a director or alternate director of the Company; is or was a director or alternate director of another corporation, at a time when the corporation is or was an affiliate of the Company, or at the request of the Company; or at our request, is or was, or holds or held a position equivalent to that of, a director or alternate director of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of a legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of that individual’s heirs and legal personal representatives by reason of his or her being or having been a director or alternate director of the Company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. We must, after the final disposition of such a proceeding, pay the costs, charges and expenses, including legal and other fees, (but not including judgements, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by such person in respect of the proceedings.

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We have entered into indemnification agreements ("Indemnification Agreements") with each of our officers and directors, pursuant to which we are obligated to indemnify and hold harmless such persons, and their heirs, executors, administrators and other legal representatives of such persons, to the greatest extent possible under applicable law for against any and all costs, losses, charges, damages (including, without limitation, incidental, special, consequential, exemplary or punitive damages), liabilities and expenses, regardless of when or how they arose, including any amount paid to settle any actions or proceedings or to satisfy any judgments, reasonably incurred by such person for, or in connection with, any civil, criminal, administrative, investigative or other proceeding, whether threatened, pending, continuing or, to which such person may be involved (whether as a party, witness or otherwise) because of being or having been a director or officer of or acting in a similar capacity with the Company or any affiliate of the Company. However, such indemnification obligations arise only to the extent that the party seeking indemnification was acting honestly and in good faith with a view to our best interests of the Company or an affiliate of the Company, and, in the case of non-civil proceedings, that such person had reasonable grounds for believing that his or her conduct was lawful. Under these Indemnification Agreements, we may advance to the indemnified parties the expenses incurred in defending any such actions or proceedings.

As permitted by the Business Corporations Act (British Columbia), we have purchased directors’ and officers’ liability insurance that, under certain circumstances, insures its directors and officers against the costs of defense, settlement, or payment of a judgment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended.

Item 9.	Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title

1.1*	Form of Underwriting Agreement
4.1	Form of Indenture
4.2*	Form of Subscription Receipt
4.3*	Form of Warrant
4.4*	Form of Unit
4.5	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on February 24, 2015 (File No. 377-00939)
4.6	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on May 18, 2018 (File No. 333-225056)
5.1	Opinion of Blake, Cassels & Graydon LLP as to the legality of the securities being registered hereby

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23.1	Consent of Davidson & Company LLP
23.2	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on page II-7 of this Registration Statement)
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the U.S. Trustee under the Indenture

*To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

provided further, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or in the case of a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) of the U.S. Securities Act that is part of the registration statement;

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(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)           That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities of the undersigned registrant, the undersigned registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on June 28, 2018.

ESSA Pharma Inc.

By:	/s/David Parkison
David Parkinson
Chief Executive Officer

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POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer or director of ESSA Pharma Inc. whose signature appears below constitutes and appoints David Parkinson and David Wood, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 28, 2018.

Signature	Title

/s/ David Parkinson	President and Chief Executive Officer
David Parkinson	(Principal Executive Officer)

/s/ David Wood	Chief Financial Officer (Principal Financial Officer and
David Wood	Principal Accounting Officer)

/s/ Richard M. Glickman	Chairman of the Board
Richard M. Glickman

/s/ Raymond Andersen	Chief Technical Officer, Secretary and Director
Raymond Andersen

/s/ Marianne Sadar	Chief Scientific Officer and Director
Marianne Sadar

/s/ Franklin Berger	Director
Franklin Berger

/s/ Scott Requadt	Director
Scott Requadt

/s/ Gary Sollis	Director
Gary Sollis

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of ESSA Pharma Inc. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Houston, Texas on June 28, 2018.

ESSA Pharmaceuticals Corp.
(Authorized Representative)

By:	/s/ David Parkinson
David Parkinson
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Title
1.1*	Form of Underwriting Agreement
4.1	Form of Indenture
4.2*	Form of Subscription Receipt
4.3*	Form of Warrant
4.4*	Form of Unit
4.5	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on February 24, 2015 (File No. 377-00939)
4.6	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on May 18, 2018 (File No. 333-225056)
5.1	Opinion of Blake, Cassels & Graydon LLP as to the legality of the securities being registered hereby
23.1	Consent of Davidson & Company LLP
23.2	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on page II-7 of this Registration Statement)
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the U.S. Trustee under the Indenture

*To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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